                                                                     EXHIBIT 4.4

                       SOUTHERN COMMUNITY CAPITAL TRUST I
                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT, dated as of November 20, 2001, is among (i) SOUTHERN COMMUNITY FINANCIAL CORPORATION, a North Carolina corporation, as depositor (the "Depositor"), (ii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as property trustee (the "Property Trustee"), and as Delaware trustee (the "Delaware Trustee"), and (iii) F. Scott Bauer, Richard Cobb and Jeff T. Clark, each individual, as administrative trustees (the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees being collectively referred to as the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "Southern Community Capital Trust I"

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Administrative Trustees the sum of $10.00. The Administrative Trustees hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor.

         3. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust.

         4. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act in the form attached hereto as Exhibit A.

         5. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein (collectively, the "Trust Securities"). Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

         6. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, and the Administrative Trustees, as trustees of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-2 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the

Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the Underwriter named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

         7. (a) The Trustees and their officers, directors, agents and servants (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities (the Trust, the Depositor and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

                  (c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement of Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

                  (d) The provisions of Section 7 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

         8. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, who may increase or decrease the number of Trustees; provided, however, that, to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior written notice to the Depositor.

         9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         10. This Trust Agreement may be executed in one or more counterparts.

         11. The Trust may terminate without issuing any Trust Securities at the election of the Depositor.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Trust Agreement to be duly executed as of the date first written above.


                                SOUTHERN COMMUNITY FINANCIAL CORPORATION, as Depositor


                                By:
                                   -----------------------------------------
                                Name:
                                Title:


                                WILMINGTON TRUST COMPANY,
                                as Property Trustee and as Delaware Trustee

                                By:
                                   -----------------------------------------
                                Name:
                                Title:

                                --------------------------------------------
                                F. Scott Bauer, as Administrative Trustee


                                --------------------------------------------
                                Richard Cobb, as Administrative Trustee


                                --------------------------------------------
                                Jeff T. Clark, as Administrative Trustee

EXHIBIT A


                              CERTIFICATE OF TRUST
                                       OF
                       SOUTHERN COMMUNITY CAPITAL TRUST I

         THIS Certificate of Trust of Southern Community Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801, et seq.) (the "Act").


         1. Name. The name of the business trust formed by this Certificate of Trust is Southern Community Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                        WILMINGTON TRUST COMPANY, as Property Trustee and as Delaware Trustee

                        By:
                           ---------------------------------------
                        Name:
                        Title:

                        ------------------------------------------
                        F. Scott Bauer, as Administrative Trustee


                        ------------------------------------------
                        Richard Cobb, as Administrative Trustee


                        ------------------------------------------
                        Jeff T. Clark, as Administrative Trustee